                                                                  EXHIBIT 10(06)

                         TOTALISATOR SERVICES AGREEMENT

        THIS AGREEMENT, made this 29TH day of NOVEMBER 1995, between AUTOTOTE SYSTEMS, INC., a corporation of the State of Delaware (hereinafter called AUTOTOTE), and MOUNTAINEER PARK, INC. a corporation of the State of West Virginia (hereinafter called OWNER);

                                   WITNESSETH:

        WHEREAS, AUTOTOTE provides wagering services and designs, programs and manufactures totalisator systems for use in wagering applications; and

        WHEREAS, the OWNER and AUTOTOTE mutually agree that this Totalisator Services Agreement shall, when fully executed by the duly authorized officers of both parties, supersede the Totalisator Services Agreement dated September 21, 1984, and the Totalisator Services Agreement dated March 15, 1988; and

        WHEREAS, OWNER wishes to obtain such wagering services utilizing computer programs and equipment from AUTOTOTE at a facility known as Mountaineer Park, which includes the adjacent Lodge (hereinafter called the RACETRACK) located at Rt. 2, Chester, West Virginia 26034; and

        WHEREAS, AUTOTOTE wishes to provide totalisator services utilizing its computer programs and equipment to the OWNER for use at the RACETRACK, all on the terms and conditions hereinafter set forth;

        NOW, THEREFORE:, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

I. BASIC TERMS

        l.A. AUTOTOTE shall provide totalisator services utilizing its computer programs and equipment as described in Schedules A, C and D hereof (the SERVICES) to OWNER for all wagering held at the RACETRACK, consisting of consecutive weeks, during the five (5) year period commencing November 1, 1995 and ending October 31, 2000 and OWNER shall use these SERVICES exclusively during said period for all wagering held at the RACETRACK during the term of this Agreement. A performance is defined as the betting period for a race or races, which shall commence no sooner than one (1) hour prior to scheduled post time for the first such race and which shall be limited to a maximum of fifteen
(15) races.

        I.B.1 OWNER agrees to pay AUTOTOTE for said SERVICES the greater of:

                (i) One Thousand dollars ($1,000.00) per live performance, or

               (ii) The following percentage of the gross monies wagered, as shown by the totalisator as having been received from the sale of tickets issued for such live performance:

                    .0055 of all monies wagered

        I.B.2 In addition to the above fees, OWNER agrees to pay AUTOTOTE for simulcast SERVICES for wagering at Mountaineer Park on races conducted at other interstate and intrastate racetracks, the greater of:

                (i) Three Hundred dollars ($300.00) per day during which live racing is conducted at the RACETRACK, or

               (ii) Five Hundred Fifty dollars ($550.00) per day during which no live racing is conducted at the RACETRACK, or

              (iii) The following percentage of gross monies wagered on such simulcast race, as shown by the Totalisator as having been received from the sale of tickets issued for such simulcast races.

                    .0055 of all monies wagered

        I.B.3. To conduct wagering at the Lodge, OWNER agrees to pay AUTOTOTE Forty dollars ($40.00) per week for the supply of required modems and remote interface box necessary to communicate with the totalisator at Mountaineer Park. Such charge shall be in addition to those provided for in Paragraphs I.B. and I.C.

        I.C. The minimum annual amount to be paid by OWNER to AUTOTOTE for the SERVICES shall not be less than the sum of Three Hundred and Fifty Thousand dollars ($350,000.00) per annum for each year of this Agreement. In the event the amount payable to AUTOTOTE under paragraph l.B., above is less than this minimum amount for any such year, OWNER shall pay AUTOTOTE the difference (herein called "the deficiency") within ten (10) days after the end of such year.

        I.D. All amounts due, except "the deficiency", shall be payable weekly without deduction not later than Monday of the following week. Set amount will be remitted to AUTOTOTE's Track Manager. If all amounts are not paid within five
(5) days after the due date, interest at the rate of two percent (2%) per month or to the extent allowed by law if less, starting from the day immediately following the due date shall be imposed on such amounts, and AUTOTOTE may refuse to provide SERVICES hereunder for so long as the failure of OWNER to pay continues, and AUTOTOTE may terminate this Agreement and be relieved and discharged from any and all further responsibility, liability or obligation hereunder.

        I.E. The Totalisator System, computer programs and ancillary equipment set forth in Schedule "A" attached hereto (hereinafter referred to as the "Totalisator System"), shall remain the property of AUTOTOTE except that junction boxes, wiring and cabling provided by AUTOTOTE and made a part of the fixed installation shall become the property of OWNER upon payment for same by OWNER under paragraph I(H) herein. The Totalisator System, computer programs and ancillary equipment shall at all times be and remain under the exclusive control of AUTOTOTE.

        I.F.  (Intentionally left blank)

        I.G. AUTOTOTE has provided OWNER, one (I) computer controlled incandescent alphanumeric display board (message board) consisting of four (4) lines of display, each with twenty-four (24) characters. OWNER agrees to provide a teletype operator to operate the alphanumeric display board.

        OWNER shall pay AUTOTOTE Twenty-five dollars ($25.00) per racing program for message board. Such charge shall be in addition to those provided for in Paragraphs I.B. and I.C. of this Agreement.

        I.H. OWNER shall pay all of the cost for installation materials and provide, at its expense, all labor required to install the additional Totalisator Equipment in accordance with AUTOTOTE'S specifications. AUTOTOTE shall provide design and supervision of the installation at no additional cost to OWNER.

        I.I. OWNER shall provide adequate security for all AUTOTOTE equipment and materials delivered to the RACETRACK. In the event that any such equipment is damaged or missing due to no fault of AUTOTOTE, there shall be an appropriate extension of the date by which the Totalisator System shall be completely installed and operating as otherwise provided in paragraph F. above.

        I.J. If additional Sell/Cash Terminals or Auxiliary Odds Boards are required by OWNER, over and above what is listed in Schedule "A", AUTOTOTE will provide them within a reasonable time from receipt of OWNER'S written request, provided such equipment is available, and OWNER agrees to make payment to AUTOTOTE effective immediately upon OWNER'S receipt of the additional equipment, as follows, for a minimum of thirty (30) consecutive performances: (Such charge shall be in addition to those provided for in paragraphs 1. B and I.C.)

           (a)  Five dollars ($5.00) per day per Probe terminal.

           (b)  Fifteen dollars ($15.00) per day per Sam-in-a-Can Terminal.

           (c) Twelve dollars ($12.00) per day per Probe Self-Service (SAM) Terminal.

           (d) Twelve dollars ($12.00) per day per Probe Voucher Dispensing Terminal.

           (e)  Three dollars ($3.00) per day per Tiny Tim Terminal.

           (f) Twenty-five dollars ($25.00) per day per Auxiliary Odds Board and Display.

           (g) Modems required for the operation of simulcast wagering on races conducted at other interstate and intrastate racetracks will be billed to OWNER at the rate of Five dollars ($5.00) each per day or Thirty-five dollars ($35.00) each per week, whichever is less.

        These charges shall be in addition to the charges in paragraphs I.(B.) and I.(C.).

        I.K. Should OWNER implement "Early-Bird Wagering", OWNER agrees to pay to AUTOTOTE Three Hundred dollars ($300.00) per day for each day that "Early-Bird Wagering" is implemented in addition to the amounts payable under paragraphs I.(B.) and I.(C.) above and payable as provided in subparagraph D above.

        I.L. Annexed hereto as Schedule "C" is a description of the reports provided by AUTOTOTE.

        I.M. Annexed hereto as Schedule "D" is a detailed description of the required capabilities for which the Totalisator System will be programmed by AUTOTOTE.

II.  AUTOTOTE HEREBY FURTHER AGREES AS FOLLOWS:

        II.A. Should additions to the SERVICES be necessary after the initial permanent installation of the Totalisator System AUTOTOTE shall furnish all necessary DC and signal installation materials and equipment required for the electrical installation of the "Tote" room, the selling lines and in the public display board(s), the cost of such materials shall be borne by the OWNER at prices in effect at the time of delivery.

        II.B. To service the Totalisator System and maintain it in efficient operating condition during each race betting interval on all racing days during the term of this Agreement.

        II.C. To provide the necessary high speed printer paper, betting slips, logging teleprinter paper and other stationery supplies as may be required for use with the Totalisator System, and OWNER shall pay AUTOTOTE for these supplies at the prices in effect at the time of delivery. Should OWNER elect to purchase the supplies from a vendor other than AUTOTOTE these supplies shall be in accordance with AUTOTOTE'S specifications.

        II.D. To notify OWNER of new or improved services perfected by AUTOTOTE and to implement changes in the SERVICES provided hereunder to reflect such of the new or improved services as OWNER may desire, provided that OWNER shall pay for all such modifications and changes provided by AUTOTOTE at the prices in effect at the time they are made, in addition to the sums payable under paragraph I. (BASIC TERMS) above.

        II.E. To furnish and maintain at the RACETRACK on each wagering day the personnel necessary for AUTOTOTE to perform the SERVICES, including operating the central controls and maintaining the Totalisator System in efficient operating condition. The number of personnel provided shall be mutually agreed upon by AUTOTOTE and OWNER, but in no event shall the number of personnel be greater than the standard for the racing industry.

        II.F. To maintain adequate fire insurance, theft, vandalism and riot insurance coverage on the Totalisator System and on all ancillary materials and equipment which are required by AUTOTOTE in order to perform the SERVICES, and which are the property of AUTOTOTE.

        II.G. To carry Workmen's Compensation insurance on its own employees. To carry public liability insurance on its own equipment and the Totalisator System.

        II.H. To furnish all necessary ticket paper for the Sell/Cash terminals.

        II.I. To reimburse OWNER for all amounts which OWNER shall be required to disburse by reason of errors made by AUTOTOTE or its employees or its equipment (other than as provided for in paragraph IV C.), provided however that in arriving at the amount, if any, to be so reimbursed, AUTOTOTE shall receive credit for all like overages and, provided further, that AUTOTOTE shall not be required to make a reimbursement if any error is due to the neglect, acts, omission or mistakes of OWNER or any of its employees, the State or any of its employees, or acts of other parties for whom AUTOTOTE is not responsible, and provided further that AUTOTOTE shall not be required to reimburse OWNER for any errors regardless of cause in the Big "P", Big "Q", Twin Trifecta or similar pools in which winning tickets in a prior division of the pool are exchanged for tickets in a subsequent division of that pool.

        II.J. To indemnify and hold OWNER harmless against any loss, liability, costs or expenses (including reasonable attorney's fees) arising out of or related to claims and suits for damages which may be instituted against OWNER, or to which OWNER may be made a party, to person or property, including patent claim arising out of or by reason of the SERVICES provided herein by AUTOTOTE, provided written notice of such claim is given to AUTOTOTE within ten (10) days after receipt of same by OWNER. AUTOTOTE shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel, and shall not be liable for any costs or expenses incurred by OWNER without AUTOTOTE'S prior written approval, nor shall AUTOTOTE be responsible for any claim or litigation based on equipment not furnished by AUTOTOTE as part of its SERVICES hereunder.

III.  OWNER HEREBY FURTHER AGREES AS FOLLOWS:

        III.A. After the initial permanent Totalisator System installation OWNER will furnish, at its expense, all necessary labor required for additions to the installation of the Totalisator System, which labor includes the laying, pulling, connecting and terminating of all necessary cables, terminals, switches, junction boxes, and other similar material, as required in the "Tote" room, display boards, ticket selling lines, judges and/or stewards locations, mutuel manager and head banker locations, which services shall be performed in accordance with AUTOTOTE'S specifications.

        III.B. OWNER will furnish at its expense:

        (i) Adequate electrical power for the proper operation of the Totalisator System. For this purpose incoming power lines having sufficient capacity shall be brought from the local utility to the "Tote" room, the selling lines, and the display boards, and distributed and terminated at locations as specified by AUTOTOTE.

        (ii) A "Tote" room of sufficient size to house and permit the maintenance of the central control equipment in a secure manner with an efficient layout, free from dampness and reasonably free from dust, with necessary air conditioning, suitable lighting, raised flooring, and with adequate entrances capable of being secured so as to limit access to such control room in accordance with paragraph III(L).

       (iii) Teller windows having ticket counters of sufficient size and structural strength to accommodate AUTOTOTE'S ticket issuing machines in areas reasonably free from dust and dirt.

        (iv) A fieldboard structure and auxiliary odds board structures sufficiently secure and dry with adequate ventilation, interior lighting and AC electric power to permit the accommodation and satisfactory operation of fieldboard and auxiliary odds board display equipment.

        (v) Adequate and appropriate facilities, under the exclusive control of and reasonably satisfactory to AUTOTOTE for proper maintenance of its materials and equipment and for the safe and secure storage of ticket paper and other supplies.

        (vi) Adequate and appropriate rest rooms, convenient free parking, and other facilities for AUTOTOTE'S personnel on a par with facilities provided for other similar level personnel employed by the RACETRACK.

       (vii) All facilities furnished by OWNER hereunder shall conform to all applicable government, fire, electrical codes, building and similar codes; O.S.H.A. standards, and other government regulations.

        III.C. In carrying out its undertaking hereunder, OWNER may be required to provide new structures or housings for the materials and equipment utilized by AUTOTOTE in performing the SERVICES hereunder, or to alter its existing structures or housings for such purpose. In such event, it will furnish at its expense, all materials and labor required for such structures or housings in accordance with specifications supplied by AUTOTOTE, including opening and closing of necessary trenches required, surrounding underground cable ducts with suitable casing, burying cable ducts if run underground, opening and closing of walls, floors or ceilings, clean-up and disposition of refuse, and repair of any damage to buildings, grounds, track, plantings, etc. caused by installation, provided such damage was not caused by negligence of AUTOTOTE.

        III.D. It will keep proper records and books of account and make true and complete entries therein of all appropriate information relating to the operation of wagering at the RACETRACK.

        III.E. It will pay the cost of any alterations in or additions to the SERVICES, including programming changes, as may hereafter be desired by OWNER, and such alterations, if practicable, will be made by AUTOTOTE promptly after receipt from OWNER of its written request therefor.

        III.F. It will furnish, at its own expense, an adequate staff of paper changers, tellers, mutuel personnel and any other personnel as are required in connection with the operation of the wagering at the RACETRACK, except for the personnel to be furnished by AUTOTOTE as provided in paragraph II(E) hereof. OWNER'S paper changers, tellers, mutuel personnel and any other personnel will operate the terminals strictly in accordance with AUTOTOTE'S instructions, will account as required to AUTOTOTE'S Manager at the RACETRACK for all rolls of ticket paper and will not otherwise attempt to handle or operate the Totalisator System.

        III.G. It will afford AUTOTOTE and its duly authorized agents or representatives access at all reasonable times to the buildings and premises at the RACETRACK and will permit AUTOTOTE and such agents or representatives to inspect during each wagering day and at all other reasonable times the record sheets, books of account and other relevant information kept by OWNER with respect to the operation of wagering at the RACETRACK and will furnish AUTOTOTE with duplicate copies of all sheets required by it to verify the operation of the wagering, including the mutuel's recapitulation sheets, ticket summary sheets and any other pertinent records.

        III.H. It will not use the Totalisator System for any purpose other than as specified in this Agreement and will not permit any part of the system to be removed from the RACETRACK by persons other than agents or employees of AUTOTOTE.

        III.I. It will, at its expense, furnish electricians to maintain and service the electric power facilities required to be furnished by OWNER as provided in paragraph III(B).

        III.J. It will take, at its expense, all necessary measures to keep the Totalisator System materials and equipment kept by AUTOTOTE at the RACETRACK free from any restraint, levy, execution or seizure or other process of law arising from any acts or omissions of OWNER or its agent(s) or representative(s) which would in any way impair the title of AUTOTOTE to such Totalisator System, materials and equipment or possession or repossession thereof when permitted under this Agreement. At AUTOTOTE'S request, it will provide AUTOTOTE with a waiver of landlord's lien.

        III.K. It will comply with all rules, laws, ordinances and lawful requirements of every government, county, state or municipality, department, bureau or board which may arise out of or in connection with the possession, use and/or operation of wagering at the

RACETRACK including fire insurance underwriters' requirements. OWNER shall also furnish, at its expense, the safety devices needed to comply with such requirements.

        III.L. It will maintain and furnish to AUTOTOTE a list of persons authorized to have access to any room or structure housing any part of the Totalisator System, which list shall specify the particular position to which each such person is assigned and the place or location of employment, the persons on such list being subject to the approval of AUTOTOTE, which approval shall not be unreasonably withheld. It will not permit access to the "Tote" room or fieldboard by any unauthorized persons, and will protect the secured areas from trespass or interference by such persons. OWNER further agrees to indemnify AUTOTOTE for damages or loss to AUTOTOTE caused as a result of access to the secured areas having been given by OWNER or its employees or agents.

        III.M. It will indemnify and hold AUTOTOTE harmless against any loss, liability, costs or expenses (including reasonable attorney's fees) arising out of or related to claims or suits for damages to persons or property resulting from the operation of the wagering by agents and employees of OWNER provided written notice of such claim is given to OWNER within ten ( 10) days after receipt of same by AUTOTOTE. OWNER shall have the right to exercise full control of all negotiations and litigation in connection therewith, including selection of counsel, and shall not be liable for any costs or expenses incurred by AUTOTOTE without OWNER'S prior written approval.

IV. OTHER TERMS AND CONDITIONS

        IV.A. Except as herein provided, AUTOTOTE shall be under no obligation to furnish SERVICES to OWNER in excess of those specified herein, nor shall OWNER be entitled to additional SERVICES unless a supplementary agreement is entered into between the parties, providing for the desired additions, upon terms acceptable to both parties.

        IV.B. OWNER shall notify AUTOTOTE in writing of the racing days allotted to it by the appropriate governmental authority each year during the term of this Agreement at least ninety (90) days prior to the start of such racing days and will not change, without the written consent of AUTOTOTE, which consent shall not be unreasonably withheld, such dates including the number of performances live and simulcast, including matinees (two (2) performances on one ( I ) day) if applicable, and the beginning and closing dates of any performances. AUTOTOTE shall have the right to remove any of its personnel, materials and equipment at any time during the term of this Agreement when wagering is not scheduled at the RACETRACK but no removal shall in any way effect AUTOTOTE'S obligation, subject to ninety (90) days written notice, to return the necessary materials and equipment and reinstitute the SERVICES for operation on all wagering days at the RACETRACK, provided such wagering days fall within the beginning and closing dates of any performances as previously notified and herein specified. If during any scheduled racing period wagering does not, for any reason other than a default by AUTOTOTE, commence as scheduled, or having commenced, is interrupted, AUTOTOTE shall have the right to remove its personnel, materials and equipment from the RACETRACK. In such case, AUTOTOTE shall be obligated to reinstitute the SERVICES at the RACETRACK no later than sixty (60) days after receipt by AUTOTOTE of written notice that wagering is to commence or resume and the original closing date of the performances may at OWNER'S option, be extended by the number of performances that wagering did not take place in accordance with the original schedule.

        IV.C. AUTOTOTE guarantees and warrants that the Totalisator System utilized by it to perform the SERVICES will be suitable for betting and that it will operate efficiently and without interruption on all wagering days for the term of this Agreement; provided, however, that there shall not be deemed to be a breach of the foregoing guarantee and warranty if wagering is interrupted for less than thirty (30) minutes on any racing day, or if any interruption in the function of any component part or unit of the Totalisator System takes place which does not prevent the efficient operation of wagering on any wagering day, or if not more than ten percent (10%) of the ticket issuing machines fail to operate at any one-time on any wagering day, or if the failure of the Totalisator System to operate efficiently or without interruption shall be due to or result from one or more of the causes enumerated in paragraph IV(K) hereof, or acts or neglect of the OWNER, its agents or employees, or of any third party, or for any other cause not within the control of AUTOTOTE and/or its employees. If the failure of the Totalisator System to operate efficiently or without interruption shall be due to any acts other than those enumerated or referred to by reference in the preceding sentence, or other than as a result of the failure of OWNER to perform its obligations hereunder, then OWNER shall be entitled to liquidated damages in an amount to be calculated as follows: five (5%) of the difference between the amount of money handled on the day of such interruption and the amount of money handled on the day of such interruption and the amount of money handled on a comparable day during the current race meeting; in the event there is no comparable day in the current race meeting, then the amount to be paid by AUTOTOTE to OWNER shall be five percent (5%) of the difference between the amount of money handled on a comparable race day of the season immediately preceding. In no event shall AUTOTOTE be obligated to pay to OWNER a sum exceeding:

        (i) Fifteen Thousand dollars ($15,000.00) in respect of any racing day, or

        (ii) One Hundred Fifty Thousand dollars ($150,000.00) in respect of any racing season.

        IV.D. AUTOTOTE shall not be liable either directly, indirectly or consequentially for any counterfeit, altered, or illegally printed tickets. AUTOTOTE shall be liable, however, for all amounts as branded by the Sell/Cash Terminals on any counterfeit, altered, or illegally printed tickets on which the branded serial number digits are identical to those of such tickets. However, AUTOTOTE shall not be liable for such counterfeit, altered, or illegally printed tickets arising out of acts by OWNER or its employees or agents, or by failure of OWNER to provide proper security.

        IV.E. If at any time during the term of this Agreement, any kind of a tax, license, duty, commission or fee shall be imposed upon or levied or assessed against AUTOTOTE by any governmental or other authority, or on the installation, use or the SERVICES provided under this Agreement, or the receipt of monies hereunder, the OWNER agrees to pay to AUTOTOTE an amount equivalent thereto, together with any penalties or interest assessed thereon, such payment to be made by the OWNER as and when such tax or fee is assessed. If the OWNER fails to pay any such amounts as aforesaid, then OWNER shall be charged interest at the rate of two percent (2%) per month or to the extent allowed by law if less, starting from the day after the due date, and AUTOTOTE may, by five (5) days prior written notice to OWNER terminate the Agreement and be relieved and discharged from any and all further responsibility, liability, or obligations hereunder. In the event AUTOTOTE terminates the Agreement as provided herein, the OWNER shall remain liable as aforesaid for payment of such tax or fee, and any penalty or interest accrued thereon, or if AUTOTOTE fails to contest the validity of any such tax or fee after written demand by the OWNER, the OWNER, at its expense, may contest the validity thereof in the name of AUTOTOTE. Nothing herein contained shall make the OWNER responsible for federal or state income taxes of AUTOTOTE by reason of the receipt of payments hereunder. If, by reason of its use of the SERVICES provided by AUTOTOTE under this Agreement, the OWNER is assessed or has imposed or levied upon it any tax or fee by any governmental authority, the OWNER agrees to pay such taxes or fees directly to the appropriate taxing authority and also agrees to provide to AUTOTOTE, from time to time as required by AUTOTOTE, documentation as proof that such taxes or fees have been paid.

        IV.F. In the event that wagering at the RACETRACK shall be prohibited or become illegal by statute or court decision or by action of cognizant governmental agency, the period of this Agreement shall be deemed to have terminated as of the date of such prohibition or cessation of such legal wagering, but without prejudice to the rights of either party up to the date of termination; provided, however, that in the event the prohibition or cessation of legal wagering is removed and racing on the abovementioned premises becomes legal, this Agreement shall be returned to force intact, subject to availability of personnel and equipment, for the unused balance of the term of the Agreement. Upon termination AUTOTOTE shall have the right to remove its personnel, materials and equipment from the RACETRACK.

        IV.G. Any charges for work done by AUTOTOTE under any section of this Agreement, or for additional material or equipment supplied by AUTOTOTE in accordance with order(s) of the OWNER or his agent, shall be considered as amounts due to AUTOTOTE from the OWNER in accordance with paragraph I(D) hereof.

        IV.H. In the event that AUTOTOTE shall default in the performance of any provision of this Agreement on its part to be performed (except a breach by AUTOTOTE of the provisions of paragraph IV(C) hereof as to which the provisions of said paragraph shall apply) and such default shall not be cured within a period of ten (10) days after written notice shall have been received by AUTOTOTE specifying such default, then the OWNER may terminate this Agreement by delivering to AUTOTOTE written notice of such termination prior to the expiration of thirty (30) days after the expiration of said ten (10) day period; and in the event of any such termination AUTOTOTE, at its expense, shall remove its personnel, materials and equipment from the RACETRACK.

        IV.I. In the event that the OWNER shall default in the performance of any provisions of this Agreement on its part to be performed (except a breach by the OWNER of the provisions of paragraphs I(D) and IV(E) hereof as to which the provisions of said paragraphs shall apply) and such default shall not be cured within a designated time period or a period of ten ( 10) days after notice shall have been given by AUTOTOTE to the OWNER specifying such default, then AUTOTOTE may terminate this Agreement by delivering to the OWNER written notice of such termination prior to the expiration of thirty (30) days after the expiration of said ten ( 10) day period; and in the event of any such termination AUTOTOTE shall remove its personnel, materials and equipment from the RACETRACK, and the cost of such removal shall be paid for by the OWNER.

        IV.J. If it becomes necessary for AUTOTOTE to undertake work or activities, or purchase or install equipment or materials, which herein are made the obligations of the OWNER, in order to assure AUTOTOTE'S proper performance of the Agreement, then any costs incurred by AUTOTOTE as a result of such work, activities, purchases, or installations shall be considered as amounts due to AUTOTOTE from the OWNER in accordance with paragraph I(D) hereof.

        IV.K. Failure to perform any provision of this Agreement by either party hereto shall not constitute a default hereunder if such failure shall be caused by fire, strike, boycott, picketing, or other industrial disturbances, riot, civil commotion, theft, vandalism, flood, lightning, tempest, storm, acts of God, war, acts of war and defense, power failure, failure of any cable or interference by any government or government agency.

        IV.L. If any of the said sums of money due AUTOTOTE under this Agreement are not promptly and fully paid when the same individually or severally become due and payable, or if OWNER becomes insolvent, ceases to do business as a going concern, a petition in bankruptcy or for arrangement or reorganization be filed by or against OWNER, the materials or equipment provided by AUTOTOTE be attached at no fault of AUTOTOTE, or a receiver be appointed for OWNER, and as a result thereof AUTOTOTE elects to terminate this Agreement pursuant to paragraph IV(I), then the aggregate sum of the minimum annual amount specified in paragraph I(C) remaining to be paid for the balance of the term of this Agreement shall become due and payable forthwith, or thereafter at the option of AUTOTOTE, as fully and completely as if the said amounts were originally stipulated as due prior to such time, anything in this Agreement herein to the contrary notwithstanding. In any of said events AUTOTOTE is authorized and empowered to enter the premises of the OWNER or other place where AUTOTOTE'S materials and equipment may be and resume possession of the same without notice or demand or without legal process, such notice and demand being expressly waived, and AUTOTOTE may at its option, by suit or otherwise, enforce payment of all due obligations, plus interest and reasonable attorney's fees, and no suit or legal proceedings with respect thereto shall be deemed any waiver of said rights of AUTOTOTE to resume possession of said property as herein provided.

        IV.M. No waiver of any term, condition or obligation of this Agreement or assent to the breach of any term, condition or obligation shall be construed by the failure of either party to act in the event the other party shall be in default of this Agreement, nor shall such failure to act be construed as assent to any other or future breach of the same or any other term, condition or obligation of this Agreement. This Agreement shall not be modified, amended or changed without the prior written consent of both parties

        IV.N. Any notice to be given to AUTOTOTE hereunder shall be duly given by mailing the same by registered mail addressed to AUTOTOTE at 100 Bellevue Road, P.O. Box 6009, Newark, Delaware 19714-6009, or such other address as AUTOTOTE shall specify in writing to the OWNER. Any notice to be given to the OWNER hereunder shall be duly given by mailing the same by registered mail addressed to the OWNER at P. O. Box 254, Chester, West Virginia 26034-0254 or such other address as the OWNER shall specify in writing to AUTOTOTE.

        IV.O. Any controversy or claim not settled by the parties arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

        IV.P. The remedies expressly provided in this Agreement for breach thereof by AUTOTOTE or the OWNER shall constitute the sole and exclusive remedies to the aggrieved party, and all other remedies which might be otherwise available under the law of any jurisdiction are hereby waived by both AUTOTOTE and OWNER. EXCEPT AS PROVIDED HEREIN, AUTOTOTE SHALL HAVE NO LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES.

        IV.Q. This Agreement shall be binding upon and inure to the benefit of AUTOTOTE and the OWNER and their successors and assigns. No assignment of this Agreement shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld, however, OWNER herein agrees to any assignment AUTOTOTE may make for the purpose of obtaining financing with a prime institution on the strength of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, duly attested, all as of the day and year first above written.

Attest:                                        MOUNTAINEER PARK, INC.

/s/ Michele Hollomon                           By  /s/ Edson R. Arneault
- ---------------------------------              --------------------------------
Michele Hollomon                               Title:  President


Attest:                                        AUTOTOTE SYSTEMS, INC.

/s/  Witness                                   By  /s/  President
- ---------------------------------              --------------------------------
                                               Title:  President

                                MOUNTAINEER PARK

                                  SCHEDULE "A"

                                LIST OF EQUIPMENT

Autotrak 11 Sell/Cash Totalisator System which is installed at an Autotote Hub and other equipment residing at Mountaineer Park consisting of:

        Digital VAX Computers*
        Disk Units*
        Mag Tape Units*
        Board Control Units
        Color Video Channels
        High Speed Line Printers Consoles**
        Consoles **
        Logging Printers**
        Tote Control Desk *
        Communication Controller for Terminals
        Up to Fifty (50) PROBE Sell/Cash Terminals
        (with Brander and Bet Slip Reader in all terminals)

        Up to Twenty (20) Mark 11 Sell/Cash Terminals

        Lampboxes and associated equipment required for infield and one (1) auxiliary display boards

        One (1) 96 box alpha-numeric display board

        Magnetic Tape Storage Cabinet w/set of Magnetic Tapes to store History of Performances for One Full Season *

        Motorola Beeper System with Beepers

        Autotrak 1I Sell/Cash Software to include Player Tracking

        Uninterrupted Power Supply (UPS) for Control Room if necessary

        50 VDC Motor Generators

        TV Running Results Monitor

        * - Equipment Installed at Autotote Hub

        ** - Equipment Installed at Mountaineer Park and Autotote Hub

AUTOTOTE RESERVES THE RIGHT TO SUBSTITUTE EQUIVALENT FUNCTION COMPONENTS IN PLACE OF ANY OF THE ABOVE ITEMS AND TO DETERMINE WHETHER A HUB WILL, IN FACT, BE USED.

        AUTOTOTE WILL PROVIDE ALL COMMUNICATION AND CONTROL EQUIPMENT CONNECTING MOUNTAINEER PARK TO AUTOTOTE'S HUB IN WEST VIRGINIA OR PENNSYLVANIA. THIS INCLUDES THE TELECOMMUNICATION LINES. INSTALLATION AND MONTHLY FEES. THIS DOES NOT INCLUDE

                                MOUNTAINEER, PARK

                                  SCHEDULE "B"

                LIST OF INITIAL PERMANENT INSTALLATION EQUIPMENT
                              PROVIDED BY AUTOTOTE
                  FOR VAX/AUTOTRAK 1I TOTALISATOR INSTALLATION

 A.     CONTROL ROOM

            Connectors and Pins for all Cables
            AC and DC Power Leads
            Indicator Distribution Panel
            Control Room Interconnecting and Extension Leads
            Ground Strap

 B.     SELLING LINES

            All Data Cables
            TIM Line Splitter Leads
            Breakout Leads for up to 80 Terminals
            Mounting Brackets for up to 80 Terminals
            SJO AC Cords for up to 80 Terminals
            Connectors and Pins for all Data Cables

C.      JUDGE'S ROOM

            Judge's Console Lead w/connectors

D.      INDICATOR EQUIPMENT

            Infield Board Cable Box
            AC Contactor Panels (Infield Display Board)
            All necessary AC Infield Board Leads
            All necessary DC Infield Board Leads
            All necessary Additional Dimmers

E.      MISCELLANEOUS EQUIPMENT

            All necessary shielded 52 pr. DC Data Cable
            All necessary shielded 6 pr. DC Data Cable
            All necessary shielded 1173/3 DC Data Cable
            All necessary Coaxial Cables for Beeper System
            All necessary Winchester Connectors and Pins
            Aerial for Beeper System

NOTE: OWNER will be responsible to install all AC outlets and associated AC and DC power distribution panels and power wiring for the terminals, public display board/s and Control Room, provide all labor to pull and terminate all cables, the labor for the installation of all switch panels and interconnecting cabling. OWNER will also be responsible for all labor and materials for any carpentry work required for the computer room, public display board/s and/or selling lines. AUTOTOTE will provide all drawings and supervision labor for the installation.

                                MOUNTAINEER PARK

                                  SCHEDULE "C"

                              LINE PRINTER REPORTS

The following reports are provided:
    CYCLIC REPORTS (Totals, Odds, Probable Pays)
    REFUNDS REPORT
    RESULTS AND DIVIDENDS REPORTS
    PRICE CALCULATION REPORTS
    WILL PAYS REPORTS (FOR DOUBLE)
    TELLER BANK BALANCE REPORT
    FINAL TELLER BALANCE REPORTS (with Overs and Shorts)
    WINDOW BALANCE REPORTS
    WINDOW ALLOCATION REPORTS
    PERFORMANCE POOL TOTALS REPORT
    PERFORMANCE SALES SUMMARY REPORT
    SALES SUMMARY REPORTS (by Pool)
    IRS REPORT
    CASHED TICKETS REPORT
    UNCASHED TICKETS REPORT
    CASHING SUMMARY REPORTS (All Cashing Activity)
    PERFORMANCE PARAMETERS REPORT
    BETTING ACTIVITY BREAKDOWN BY BET TYPE AND TICKET COUNT
    WINDOW TRANSACTION REPORTS

     HISTORY REPORTS

Supplied if Applicable:

    ADVANCE POOL TOTALS REPORTS
    PURGED TICKETS REPORT (Overage unpaid winners)
    FUTURE DAY POOLS REPORT
    FUTURE DAY BETTING SUMMARY REPORT

Teller Histories will be supplied on request for up to an average of three (3) tellers per performance. Charges will be billed for AUTOTOTE'S labor for all Teller Histories in excess of that amount.

                                MOUNTAINEER PARK

                                  SCHEDULE "D"

The equipment listed in Schedule "A" annexed shall have the following minimum capabilities:

1. The central totalisator system shall accurately total the amounts wagered in the various pools as agreed to by the parties. It shall provide a record of all such totals and be capable of transmitting to the appropriate display board(s) at regular intervals the data presently prescribed for display on such board(s). The system shall be capable of performing the following functions:

    (A) Accepting wagers on a maximum of fifteen (15) runners per race in each of the pools referred to in paragraph I above.

    (B)  Accepting wagers in any integral multiple of $1 to a maximum of $1,000.

    (C) Accepting and storing wagers on each race and pool held or operated at the site from the time of opening of wagering at the site on the day such race or pool is held or operated, and ending at the time of closing of wagering for such race or pool. Also, accepting and storing wagers for any one future race or performance on specified pools up until the time of closing of wagering for such future race or performance.

    (D) Providing those reports listed on Schedule "C" attached hereto.

    (E) Providing for an accounting of outstanding live tickets as an integral part of the system during the racing season in which such outstanding tickets were purchased. At the conclusion of such racing season, AUTOTOTE shall deliver to OWNER such listing of outstanding tickets listing serial number, date of purchases, bet details and value of each such ticket.

    (F) Canceling any ticket prior to the close of wagering of the race for which the ticket was purchased, and reducing the appropriate pool or pools by the amount(s) so wagered.

    (G) Provide for the display of wagering information on the infield board and auxiliary odds boards.

    (H) Making available up to six (6) channels of color video output to OWNER'S closed circuit TV supplier for use over such network.

         (1) Order of finish of the first four (4) runners and payoff prices for the first three official finishers for the base set amount or for $2.00 wagers.

MOUNTAINEER PARK
SCHEDULE "D" (CONTINUED)

        (2) Probable pays or probable odds for all Daily Double and Perfecta combinations.

        (3) Teller assignments (name and window number).

        (4) All Pay cyclic display, consisting of results and prices for each race during current performance.

        (5) Win Odds, Time of Day, Post Time and Minutes to Post.

        (6) Lead runner totals for Trifecta pools.

    (I) Provide update information for the following video display units:

        (1) Executive Information Console - The Executive Information Console is an additional control console provided to allow a racetrack's management the ability to obtain the most current information and statistics about the currently running performance. This console can be used to report a variety of types of information, such as total money wagered during the performance or betting totals of a specified race, that may be relevant to the racetrack management.

        (2) Public information Console - The Public Information Console is an additional video display console which would normally be used at a racetrack's public information (non betting) window. The console is used to obtain race results and prices from any previous race during the current race meet for use in responding to patrons requests for information.

2. TERMINALS

    (A) Each terminal shall be capable of:

        (1) Printing and issuing standard length tickets for all pools and denominations as described in paragraph l.A.

        (2) Reading, transmitting to and receiving from the central totalisator data for betting slips and cashing winning tickets and branding on such winning tickets their total value and an integral portion of their unique serial number.

        (3) Accommodating up to four compound wagers on each standard length ticket issued.

        (4) Providing status indicators and error messages to terminal operators.

        (5) Providing special terminal functions to the terminal operators which allow them to report to the system draws or returns of cash and final cash balance at end of performance, inquire of the system current cash position and convert their terminal to calculator mode.